Exhibit 10.27

Dime Community Bancshares, Inc. 2004 Stock Incentive Plan
Restricted Stock Award Agreement for Outside Directors

Name of Recipient                                                                                                                                                   Social Security Number

                                                           Street Address

City                                                                                                                                      State                                                                                                                     ZIP Code

This Restricted Stock Award Notice is intended to set forth the terms and conditions on which a Restricted Stock Award has been granted under the Dime Community Bancshares, Inc. 2004 Stock Incentive Plan.  Set forth below are the specific terms and conditions applicable to this Restricted Stock Award.  Attached as Exhibit A are its general terms and conditions.

Restricted Stock Award
Effective Date
Class of Shares*
No. of Awarded Shares*
Type of Award (Escrow or Legended Certificate)	Escrow
Vesting Date*
                                                                     *Subject to adjustment as provided in the Plan and the General Terms and Conditions.

By signing where indicated below, Dime Community Bancshares, Inc. (the “Company”) grants this Restricted Stock Award upon the specified terms and conditions, and the Restricted Stock Award Recipient acknowledges receipt of this Restricted Stock Award Notice, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein

Dime Community Bancshares, Inc.                                                                                 Recipient

By           ________________________________________                                 __________________________________________
Name: Vincent F. Palagiano
               Title: Chairman of the Board and
                              Chief Executive Officer

Instructions: This page should be completed by or on behalf of the Compensation Committee. Any blank space intentionally left blank should be crossed out. An option grant consists of a number of optioned shares with uniform terms and conditions. Where options are granted on the same date with varying terms and conditions (for example, varying exercise prices or earliest exercise dates), the options should be recorded as a series of grants each with its own uniform terms and conditions.